ARTICLES OF INCORPORATION
OF
RABATCO, INC.

For the purpose of forming this corporation under the laws of the State of Nevada, the undersigned incorporators hereby states

ARTICLE FIRST

Name

The name of the corporation is:

Rabatco, Inc.

ARTICLE SECOND

Purposes and Duration

The purposes for which the corporation is formed are:

(a)	To engage in any lawful business activity from time to time authorized or approved by the board of directors of this corporation;
(b)	To act as principal, agent, partner or joint venturer or in any other legal capacity in any transactions;
(c)	To do business anywhere in the world; and
(d)	To have and exercise all rights and powers from time to time granted to a corporation by law.

The above purpose clauses shall not be limited by reference to or inference from one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

The duration of this corporation shall be perpetual.

ARTICLE THIRD
Location

The county in the State of Nevada where the principal office for the transaction of the business of the corporation is located is the County of Clark, and the address of the principal office is: 3890 South Swenson, Suite 100, Las Vegas, Nevada, 89109.
ARTICLE FOURTH
Directors

The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

ARTICLE FITH
Names of First Directors and Incorporators

The names and address of the persons who are appointed to act as first directors of the corporation, who are also the incorporators, are:

Joseph R. Laird, Jr.
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

Kenneth J. Fisher
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

Patricia J. Laird
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

ARTICLE SIXTH
Stock

The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares.  The aggregate par value of all of said shares is $25,000.00, and the par value of each such share is $0.25.

IN WITNESS WHEREOF, the undersigned incorporators, who are also the first directors of the corporation, have executed these Articles of Incorporation on June 7, 1977.

/s/ Joseph R. Laird, Jr.
____________________________________
Joseph R. Laird, Jr.

/s/ Kenneth J. Fisher
____________________________________
Kenneth J. Fisher

/s/ Patricia J. Laird
____________________________________
Patricia J. Laird